Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD FIRST QUARTER DILUTED EARNINGS PER SHARE OF $0.46

NORWICH, NY (April 24, 2017) – NBT Bancorp Inc. (“NBT”) (NASDAQ: NBTB) reported net income for the quarter ended March 31, 2017 of $20.3 million, up from $18.9 million from the first quarter of 2016. Earnings per diluted share (“EPS”) for the quarter ended March 31, 2017 was $0.46, up from $0.43 for the first quarter of 2016.

2017 First Quarter Highlights:

•	First quarter loan growth of 4.9% (annualized)

•	Average demand deposits up 9.6% from the first quarter of 2016

•	Net interest margin expands 5 basis points

•	Net interest income up 6.1% from the first quarter of 2016

•	Adopted new accounting guidance for equity-based transactions

“Our results for the first quarter of 2017 were strong, as indicated by our record first quarter EPS of $0.46 per diluted share and net income of $20.3 million supported by healthy loan and deposit growth,” said NBT President and CEO John H. Watt Jr. “NBT is well positioned to benefit from rising rates. After many years of managing our balance sheet to prepare for a more favorable rate environment, we have experienced growth in net interest income and margin expansion. We are prepared to capture additional margin expansion should conditions remain favorable later this year. As we closed the first quarter, we accelerated the growth of our retirement services business line with the acquisition of Downeast Pension Services, Inc. This retirement plan services company, based in New Gloucester, Maine, deepens our position in the defined benefits area and allows us to expand our presence in eastern New England.”

Net interest income was $68.5 million for the first quarter of 2017, up $1.1 million from the previous quarter. Fully taxable equivalent (“FTE”) net interest margin was 3.46% for the three months ended March 31, 2017, up from 3.41% for the previous quarter. The increase in net interest margin from the previous quarter was driven by an increase in yields on earning assets primarily due to higher interest rates in the quarter and two fewer days in the first quarter. Average interest earning assets were up $164.3 million, or 2.1%, for the first quarter of 2017 as compared to the prior quarter, primarily driven by a $74.3 million increase in securities available for sale and a $55.1 million increase in loans. Interest expense for the first quarter of 2017 was up $0.3 million from the fourth quarter of 2016 and resulted primarily from an increase in short-term interest rates and a higher level of average short-term borrowings to total interest bearing liabilities as a result of seasonal deposit outflows.

Net interest income was $68.5 million for the first quarter of 2017, up $3.9 million from the first quarter of 2016. FTE net interest margin was 3.46% for the three months ended March 31, 2017, down from 3.47% for the first quarter of 2016. Interest income for the first quarter of 2017 was up $4.5 million from the first quarter of 2016 primarily due to 7.4% increase in average interest earning assets. Interest expense for the first quarter of 2017 was up $0.6 million from the same period in 2016 and resulted primarily from increased interest rates and the average balance of interest bearing liabilities.

Noninterest income for the three months ended March 31, 2017 was $28.8 million, up $0.7 million from the fourth quarter of 2016 and up $0.4 million from the same period in 2016. The increase from the prior quarter was primarily driven by a $1.1 million seasonal increase in insurance and other financial services revenue.

Noninterest expense for the three months ended March 31, 2017 was $61.3 million, up $3.6 million from the previous quarter. The increase from the prior quarter was due primarily to a $2.0 million increase in salaries and benefits due primarily to higher stock-based compensation and employee benefits expenses. Occupancy expense increased from the prior quarter by $1.0 million due to seasonal expenses. In addition, other noninterest expense increased $1.2 million from the previous quarter primarily due to a $1.4 million favorable accrual adjustment recorded in the fourth quarter of 2016. Noninterest expense increased $3.1 million from the first quarter of 2016 due primarily to a $1.1 million increase in salaries and benefits expense due primarily to merit pay increases and higher stock-based compensation expense.

During the first quarter of 2017, NBT adopted new accounting guidance for equity-based transactions requiring that all excess tax benefits and tax deficiencies associated with equity-based compensation be recognized as an income tax benefit or expense in the income statement.  Previously, tax effects resulting from changes in NBT’s share price subsequent to the grant date were recorded through stockholders’ equity at the time of vesting or exercise.  The adoption of the accounting guidance resulted in a $1.5 million income tax benefit in the first quarter of 2017, or $0.03 of diluted earnings per share.

Income tax expense for the three months ended March 31, 2017 was $8.3 million, down $1.8 million from the prior quarter and $1.4 million from the first quarter of 2016. The effective tax rate of 29.0% for the first quarter of 2017 was down from 34.0% for the prior quarter and the first quarter of 2016 primarily due to the $1.5 million income tax benefit related to the adoption of new accounting guidance in the first quarter of 2017. Excluding the tax benefit of the new accounting guidance the effective tax rate was 34.3% for the first quarter of 2017.

Asset Quality

Net charge-offs were $6.9 million for the three months ended March 31, 2017, down from $8.6 million for the prior quarter and up from $4.8 million for the same period in 2016. Provision expense was $7.4 million for the three months ended March 31, 2017, as compared with $8.2 million for the prior quarter and $6.1 million for the first quarter of 2016. Annualized net charge-offs to average loans for the first quarter of 2017 was 0.45%, compared with 0.39% for the full year of 2016 and 0.33% for the first quarter of 2016.

Nonperforming loans to total loans was 0.56% at March 31, 2017, down from 0.65% at December 31, 2016 and 0.69% at March 31, 2016. Past due loans as a percentage of total loans were 0.54% at March 31, 2017, down from 0.64% at December 31, 2016 and up from 0.50% at March 31, 2016.

The allowance for loan losses totaled $65.7 million at March 31, 2017, compared to $65.2 million at December 31, 2016 and $64.3 million at March 31, 2016. The allowance for loan losses as a percentage of loans was 1.05% (1.13% excluding acquired loans) at March 31, 2017, consistent with 1.05% (1.13% excluding acquired loans) at December 31, 2016 and 1.08% (1.18% excluding acquired loans) at March 31, 2016.

Balance Sheet

Total assets were $8.9 billion at March 31, 2017, up $78.2 million, or 0.9% from December 31, 2016. Loans were $6.3 billion at March 31, 2017, up $74.2 million from December 31, 2016, due to growth in the commercial, consumer and residential portfolios. Total deposits were $7.2 billion at March 31, 2017, up $211.4 million, or 3.0%, from December 31, 2016. Stockholders’ equity was $926.8 million, representing a total equity-to-total assets ratio of 10.36% at March 31, 2017, compared with $913.3 million or a total equity-to-total assets ratio of 10.30% at December 31, 2016.

Stock Repurchase Program

The Company did not purchase shares of its common stock during the three months ended March 31, 2017. As of March 31, 2017, there were 1,000,000 shares available for repurchase under a plan authorized on March 28, 2016, which expires on December 31, 2017.

Other Events

On April 3, 2017, NBT Bank, N.A. (“NBT Bank”), the wholly owned national bank subsidiary of NBT, acquired Downeast Pension Services, Inc. (“DPS”). DPS, a 25-year-old retirement plan services company based in New Gloucester, Maine, provides full-service, third-party administration for company-sponsored retirement plans. DPS specializes in the defined contribution area. Services offered by DPS include plan design, plan consulting, valuations, compliance testing, contribution calculations and contract administration. This acquisition supports the continued growth of NBT Bank’s retirement services business line. DPS will have access to the resources of NBT Bank’s long-established national retirement services infrastructure to support enhanced service to its customers. DPS will continue to operate as a stand-alone business, retaining its brand and team of professionals.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.9 billion at March 31, 2017. The company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 154 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans. Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2017	2016
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Profitability:
Diluted Earnings Per Share	$0.46	$0.45	$0.46	$0.46	$0.43
Weighted Average Diluted Common Shares Outstanding	43,883,471	43,703,122	43,562,489	43,453,674	43,707,489
Return on Average Assets (1)	0.92%	0.89%	0.92%	0.94%	0.92%
Return on Average Equity (1)	8.94%	8.54%	8.80%	9.00%	8.63%
Return on Average Tangible Common Equity (1)(3)	13.24%	12.68%	13.16%	13.54%	13.17%
Net Interest Margin (1)(2)	3.46%	3.41%	3.40%	3.44%	3.47%

Balance Sheet Data:
Securities Available for Sale	$1,367,574	$1,338,290	$1,288,899	$1,271,596	$1,259,874
Securities Held to Maturity	515,793	527,948	485,877	500,840	466,914
Net Loans	6,206,603	6,132,857	6,094,517	5,974,825	5,903,491
Total Assets	8,945,485	8,867,268	8,773,024	8,624,780	8,472,964
Total Deposits	7,185,051	6,973,688	6,949,238	6,740,416	6,905,042
Total Borrowings	745,462	886,986	800,367	877,926	579,441
Total Liabilities	8,018,646	7,953,952	7,863,675	7,728,427	7,591,237
Stockholders' Equity	926,839	913,316	909,349	896,353	881,727

Asset Quality:
Nonaccrual Loans	$32,674	$35,712	$40,716	$37,397	$38,944
90 Days Past Due and Still Accruing	2,392	4,810	4,444	1,613	2,185
Total Nonperforming Loans	35,066	40,522	45,160	39,010	41,129
Other Real Estate Owned	6,940	5,581	2,501	2,211	2,716
Total Nonperforming Assets	42,006	46,103	47,661	41,221	43,845
Allowance for Loan Losses	65,700	65,200	65,668	64,568	64,318

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.05%	1.05%	1.07%	1.07%	1.08%
Total Nonperforming Loans to Total Loans	0.56%	0.65%	0.73%	0.65%	0.69%
Total Nonperforming Assets to Total Assets	0.47%	0.52%	0.54%	0.48%	0.52%
Allowance for Loan Losses to Total Nonperforming Loans	187.36%	160.90%	145.41%	165.52%	156.38%
Past Due Loans to Total Loans	0.54%	0.64%	0.57%	0.60%	0.50%
Net Charge-Offs to Average Loans (1)	0.45%	0.56%	0.35%	0.30%	0.33%

Asset Quality Ratios (Originated) (4):
Allowance for Loan Losses to Loans	1.13%	1.13%	1.15%	1.16%	1.18%
Nonperforming Loans to Loans	0.53%	0.61%	0.68%	0.62%	0.67%
Allowance for Loan Losses to Nonperforming Loans	213.71%	186.82%	168.52%	186.71%	175.40%
Past Due Loans to Loans	0.55%	0.66%	0.56%	0.61%	0.51%

Capital:
Equity to Assets	10.36%	10.30%	10.37%	10.39%	10.41%
Book Value Per Share	$21.34	$21.11	$21.08	$20.85	$20.57
Tangible Book Value Per Share (5)	$14.88	$14.61	$14.57	$14.31	$13.99
Tier 1 Leverage Ratio	9.08%	9.11%	9.05%	9.03%	9.15%
Common Equity Tier 1 Capital Ratio	10.02%	9.98%	9.84%	9.83%	9.79%
Tier 1 Capital Ratio	11.43%	11.42%	11.28%	11.29%	11.28%
Total Risk-Based Capital Ratio	12.40%	12.39%	12.27%	12.29%	12.29%
Common Stock Price (End of Period)	$37.07	$41.88	$32.87	$28.63	$26.95

(1)	Annualized
(2)	Calculated on a Fully Taxable Equivalent ("FTE") basis
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2017	2016
	1st Q	4th Q	3rd Q	2nd Q	1st Q

Net Income	$20,279	$19,608	$20,001	$19,909	$18,891
Amortization of intangible assets (net of tax)	597	582	582	567	670
	$20,876	$20,190	$20,583	$20,476	$19,561

Average stockholders' equity	$920,047	$913,850	$904,445	$890,053	$880,311
Less: average goodwill and other intangibles	280,774	280,275	282,307	281,709	282,751
Average tangible common equity	$639,273	$633,575	$622,138	$608,344	$597,560

(4)	Non-GAAP measure - Excludes acquired loans
(5)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	March 31, 2017	December 31, 2016
Cash and due from banks	$137,308	$147,789
Short term interest bearing accounts	4,588	1,392
Securities available for sale, at fair value	1,367,574	1,338,290
Securities held to maturity (fair value of $513,654 and $525,050 at March 31, 2017 and December 31, 2016, respectively)	515,793	527,948
Trading securities	10,044	9,259
Federal Reserve and Federal Home Loan Bank stock	42,577	47,033
Loans	6,272,303	6,198,057
Less allowance for loan losses	65,700	65,200
Net loans	6,206,603	6,132,857
Premises and equipment, net	83,144	84,187
Goodwill	265,439	265,439
Intangible assets, net	14,848	15,815
Bank owned life insurance	169,423	168,012
Other assets	128,144	129,247
TOTAL ASSETS	$8,945,485	$8,867,268

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$2,205,419	$2,195,845
Savings, NOW, and money market	4,153,552	3,905,432
Time	826,080	872,411
Total deposits	7,185,051	6,973,688
Short-term borrowings	540,243	681,703
Long-term debt	104,023	104,087
Junior subordinated debt	101,196	101,196
Other liabilities	88,133	93,278
Total liabilities	8,018,646	7,953,952

Total stockholders' equity	926,839	913,316

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,945,485	$8,867,268

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2017	2016
Interest, fee and dividend income:
Loans	$64,027	$61,230
Securities available for sale	7,009	5,987
Securities held to maturity	2,781	2,288
Other	619	449
Total interest, fee and dividend income	74,436	69,954
Interest expense:
Deposits	3,474	3,597
Short-term borrowings	1,139	328
Long-term debt	606	833
Junior subordinated debt	726	619
Total interest expense	5,945	5,377
Net interest income	68,491	64,577
Provision for loan losses	7,379	6,098
Net interest income after provision for loan losses	61,112	58,479
Noninterest income:
Insurance and other financial services revenue	6,770	6,946
Service charges on deposit accounts	3,977	3,939
ATM and debit card fees	4,950	4,583
Retirement plan administration fees	4,172	3,754
Trust fees	4,532	4,376
Bank owned life insurance income	1,411	1,291
Net securities gains	-	29
Other	2,938	3,449
Total noninterest income	28,750	28,367
Noninterest expense:
Salaries and employee benefits	33,587	32,441
Occupancy	6,170	5,491
Data processing and communications	4,198	4,050
Professional fees and outside services	3,032	3,231
Equipment	3,698	3,460
Office supplies and postage	1,608	1,547
FDIC insurance	1,178	1,258
Advertising	390	504
Amortization of intangible assets	967	1,096
Loan collection and other real estate owned	1,279	705
Other operating	5,175	4,441
Total noninterest expense	61,282	58,224
Income before income taxes	28,580	28,622
Income taxes	8,301	9,731
Net income	$20,279	$18,891
Earnings Per Share:
Basic	$0.47	$0.44
Diluted	$0.46	$0.43

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2017	2016
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income:
Loans	$64,027	$63,901	$63,414	$62,449	$61,230
Securities available for sale	7,009	6,057	6,013	5,976	5,987
Securities held to maturity	2,781	2,524	2,544	2,496	2,288
Other	619	627	538	454	449
Total interest, fee and dividend income	74,436	73,109	72,509	71,375	69,954
Interest expense:
Deposits	3,474	3,557	3,607	3,605	3,597
Short-term borrowings	1,139	641	761	579	328
Long-term debt	606	779	819	773	833
Junior subordinated debt	726	707	660	641	619
Total interest expense	5,945	5,684	5,847	5,598	5,377
Net interest income	68,491	67,425	66,662	65,777	64,577
Provision for loan losses	7,379	8,165	6,388	4,780	6,098
Net interest income after provision for loan losses	61,112	59,260	60,274	60,997	58,479
Noninterest income:
Insurance and other financial services revenue	6,770	5,711	6,114	5,625	6,946
Service charges on deposit accounts	3,977	4,270	4,354	4,166	3,939
ATM and debit card fees	4,950	4,868	5,063	4,934	4,583
Retirement plan administration fees	4,172	4,126	4,129	4,054	3,754
Trust fees	4,532	4,717	4,535	4,937	4,376
Bank owned life insurance income	1,411	1,297	1,336	1,271	1,291
Net securities (losses) gains	-	(674)	-	1	29
Other	2,938	3,773	4,113	4,626	3,449
Total noninterest income	28,750	28,088	29,644	29,614	28,367
Noninterest expense:
Salaries and employee benefits	33,587	31,547	32,783	32,931	32,441
Occupancy	6,170	5,160	5,035	5,254	5,491
Data processing and communications	4,198	4,141	4,183	4,121	4,050
Professional fees and outside services	3,032	3,712	3,343	3,331	3,231
Equipment	3,698	3,632	3,656	3,547	3,460
Office supplies and postage	1,608	1,507	1,438	1,676	1,547
FDIC insurance	1,178	1,273	1,287	1,293	1,258
Advertising	390	823	634	595	504
Amortization of intangible assets	967	952	952	928	1,096
Loan collection and other real estate owned	1,279	923	985	845	705
Other operating	5,175	3,969	5,318	5,924	4,441
Total noninterest expense	61,282	57,639	59,614	60,445	58,224
Income before income taxes	28,580	29,709	30,304	30,166	28,622
Income taxes	8,301	10,101	10,303	10,257	9,731
Net income	$20,279	$19,608	$20,001	$19,909	$18,891
Earnings per share:
Basic	$0.47	$0.45	$0.46	$0.46	$0.44
Diluted	$0.46	$0.45	$0.46	$0.46	$0.43

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q1 - 2017		Q4 - 2016		Q3 - 2016		Q2 - 2016		Q1 - 2016
ASSETS:
Short-term interest bearing accounts	$14,342	1.33%	$14,190	0.64%	$21,279	0.54%	$16,063	0.53%	$13,639	0.63%
Securities available for sale (1)	1,352,219	2.14%	1,277,931	1.92%	1,257,335	1.93%	1,227,367	1.99%	1,188,437	2.06%
Securities held to maturity (1)	520,283	2.66%	492,415	2.54%	494,400	2.54%	498,493	2.49%	465,916	2.48%
Investment in FRB and FHLB Banks	46,326	5.01%	39,448	6.09%	43,552	4.65%	38,939	4.47%	33,470	5.14%
Loans (2)	6,211,058	4.19%	6,155,985	4.14%	6,092,371	4.15%	6,007,677	4.19%	5,884,073	4.20%
Total interest earning assets	$8,144,228	3.75%	$7,979,969	3.69%	$7,908,937	3.69%	$7,788,539	3.73%	$7,585,535	3.75%
Other assets	748,476		760,563		754,813		747,074		699,194
Total assets	$8,892,704		$8,740,532		$8,663,750		$8,535,613		$8,284,729

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,688,060	0.21%	$1,674,119	0.21%	$1,636,815	0.22%	$1,709,644	0.22%	$1,653,930	0.22%
NOW deposit accounts	1,143,231	0.06%	1,130,578	0.05%	1,053,590	0.05%	1,073,881	0.05%	1,051,959	0.05%
Savings deposits	1,176,224	0.05%	1,145,352	0.06%	1,146,013	0.06%	1,143,654	0.06%	1,105,480	0.06%
Time deposits	847,410	1.07%	890,506	1.06%	902,185	1.07%	906,250	1.06%	921,754	1.04%
Total interest bearing deposits	$4,854,925	0.29%	$4,840,555	0.29%	$4,738,603	0.30%	$4,833,429	0.30%	$4,733,123	0.31%
Short-term borrowings	657,442	0.70%	523,708	0.49%	611,339	0.50%	484,590	0.48%	369,443	0.36%
Long-term debt	104,048	2.36%	109,656	2.83%	110,703	2.94%	124,851	2.55%	130,420	2.57%
Junior subordinated debt	101,196	2.91%	101,196	2.78%	101,196	2.59%	101,196	2.49%	101,196	2.46%
Total interest bearing liabilities	$5,717,611	0.42%	$5,575,115	0.41%	$5,561,841	0.42%	$5,544,066	0.41%	$5,334,182	0.41%
Demand deposits	2,159,893		2,136,310		2,079,266		1,994,601		1,970,315
Other liabilities	95,153		115,258		118,198		106,893		99,921
Stockholders' equity	920,047		913,849		904,445		890,053		880,311
Total liabilities and stockholders' equity	$8,892,704		$8,740,532		$8,663,750		$8,535,613		$8,284,729

Interest rate spread		3.33%		3.29%		3.27%		3.32%		3.34%
Net interest margin		3.46%		3.41%		3.40%		3.44%		3.47%

(1)	Securities are shown at average amortized cost
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a Fully Taxable-Equivalent ("FTE") basis using the statutory Federal income tax rate of 35%. The following amounts were the tax-equivalent adjustment to interest income for the quarters ending March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016 respectively (in thousands): $939 ,$921, $900, $874, $856.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2017	2016
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Residential real estate mortgages	$1,275,774	$1,262,614	$1,240,337	$1,219,388	$1,211,821
Commercial	1,284,464	1,242,701	1,252,644	1,176,008	1,168,191
Commercial real estate	1,540,472	1,543,301	1,528,498	1,497,683	1,448,920
Consumer	1,669,369	1,641,657	1,625,294	1,629,836	1,620,669
Home equity	502,224	507,784	513,412	516,478	518,208
Total loans	$6,272,303	$6,198,057	$6,160,185	$6,039,393	$5,967,809